Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2023 Results

– First-Quarter Revenue of $1.03 Billion –

– First-Quarter GAAP Earnings per Share of $2.01 and Non-GAAP Earnings per Share of $2.78 –

– Updates 2023 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 11, 2023--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2023. For the quarter, revenue was $1.03 billion, an increase of 12.6% from $913.9 million in the first quarter of 2022.

Acquisitions contributed 1.8% to consolidated first-quarter revenue growth, and the divestiture of the Avian Vaccine business in December 2022 reduced reported revenue growth by 2.5%. The impact of foreign currency translation reduced reported revenue growth by 2.1%. Excluding the effect of these items, organic revenue growth of 15.4% was driven by the Discovery and Safety Assessment (DSA) and Research Models and Services (RMS) business segments.

On a GAAP basis, first-quarter net income attributable to common shareholders was $103.1 million, an increase of 10.9% from $93.0 million for the same period in 2022. First-quarter diluted earnings per share on a GAAP basis were $2.01, an increase of 11.0% from $1.81 for the first quarter of 2022. GAAP earnings per share included a loss from the Company’s venture capital and other strategic investments of $0.03 per share in the first quarter of 2023, compared to a loss of $0.20 per share for the same period in 2022. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income was $143.0 million for the first quarter of 2023, an increase of 1.3% from $141.1 million for the same period in 2022. First-quarter diluted earnings per share on a non-GAAP basis were $2.78, an increase of 1.1% from $2.75 per share for the first quarter of 2022.

The GAAP and non-GAAP net income and earnings per share increases were primarily driven by higher revenue and operating income, partially offset by increased interest expense and a higher tax rate, as well as the impact of the Avian Vaccine divestiture.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We had a strong start to the year with a continuation of the healthy demand and pricing environment in our DSA segment, resulting in better-than-expected first quarter results. We believe that our clients have the funding to move their promising drug candidates forward, and the strength of our backlog continues to support more than one year of DSA revenue. Based on changing macroeconomic factors and following the unprecedented level of biomedical research activity that occurred over the past several years, demand trends are normalizing towards pre-pandemic levels. However, these trends, when balanced with our strong first-quarter financial performance, continue to give us confidence in our financial guidance for 2023.”

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $199.8 million in the first quarter of 2023, an increase of 13.2% from $176.5 million in the first quarter of 2022. The Explora BioLabs acquisition contributed 8.9% to RMS revenue growth, and the impact of foreign currency translation reduced revenue by 2.5% in the quarter. Organic revenue growth of 6.8% was primarily driven by broad-based growth for small research models, research model services, and the Cell Solutions business.

In the first quarter of 2023, the RMS segment’s GAAP operating margin decreased to 20.2% from 27.1% in the first quarter of 2022, and on a non-GAAP basis, the operating margin decreased to 23.4% from 29.9%. The GAAP and non-GAAP operating margin decreases were driven primarily by the timing of large model shipments in China, as well as the segment’s overall revenue mix.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $662.4 million in the first quarter of 2023, an increase of 21.7% from $544.3 million in the first quarter of 2022. The impact of foreign currency translation reduced revenue by 2.1%, and the SAMDI Tech acquisition contributed 0.2% to reported DSA revenue growth in the quarter. Organic revenue growth of 23.6% was driven principally by broad-based growth in the Safety Assessment business, resulting from higher study volume and meaningful price increases.

In the first quarter of 2023, the DSA segment’s GAAP operating margin increased to 25.9% from 19.3% in the first quarter of 2022, and on a non-GAAP basis, the operating margin increased to 29.0% from 22.9%. The GAAP and non-GAAP operating margin increases were driven by operating leverage from higher revenue in the Safety Assessment business.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $167.3 million in the first quarter of 2023, a decrease of 13.4% from $193.1 million in the first quarter of 2022. The impact of the Avian Vaccine divestiture reduced revenue by 9.7%, and the impact of foreign currency translation reduced revenue by 1.9%. The decrease of 1.8% in organic revenue for the quarter was driven primarily by lower revenue in the CDMO business, which faced a challenging year-over-year comparison due to commercial readiness milestones in the first quarter of last year, and the Biologics Testing Solutions business, which experienced lower-than-anticipated testing volumes at the beginning of the year and a difficult comparison associated with last year’s COVID-related testing revenue. These factors were partially offset by revenue growth in the Microbial Solutions business.

In the first quarter of 2023, the Manufacturing segment’s GAAP operating margin decreased to 1.3% from 24.0% in the first quarter of 2022, and on a non-GAAP basis, the operating margin decreased to 13.7% from 33.1% in the first quarter of 2022. The GAAP and non-GAAP operating margin declines were the result of lower operating margins in each of the segment’s business units, particularly the CDMO and Biologics Testing Solutions businesses.

Updates 2023 Guidance

The Company is updating its 2023 financial guidance, which was initially provided on February 22, 2023. The Company is narrowing its revenue growth and earnings per share outlooks to reflect the strong first-quarter financial performance and expectations for the remainder of the year that are largely consistent with its initial outlook. This outlook continues to reflect the anticipated impact of Cambodian NHP supply constraints, which is expected to affect the Company’s financial results principally in the second half of the year.

The Company’s 2023 guidance for revenue growth and earnings per share is as follows:

2023 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	2.0% – 4.5%	1.5% – 4.5%
Impact of divestitures/(acquisitions), net	~1.5%	~1.5%
Impact of 53rd week in 2022	~1.5%	~1.5%
Unfavorable/(favorable) impact of foreign exchange	0.0% - (0.5)%	0.0% - (0.5)%
Revenue growth, organic (1)	5.0% – 7.5%	4.5% – 7.5%
GAAP EPS estimate	$7.45 – $8.45	$7.40 – $8.60
Acquisition-related amortization	~$2.00	~$2.00
Acquisition and integration-related adjustments (2)	~$0.10	~$0.10
Venture capital and other strategic investment losses/(gains), net (3)	$0.03	--
Other items (4)	$0.30 – $0.35	~$0.20
Non-GAAP EPS estimate	$9.90 – $10.90	$9.70 – $10.90
Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, the 53rd week in 2022, and foreign currency translation.
(2) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration costs, and certain costs associated with acquisition-related efficiency initiatives.
(3) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.
(4) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; certain third-party legal costs related to (a) environmental litigation related to the Microbial Solutions business and (b) investigations by the U.S. government into the NHP supply chain related to our Safety Assessment business; and severance and other costs related to the Company’s efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Thursday, May 11th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets, and other charges and adjustments related to our acquisitions and divestitures, including the gain on our sale of our Avian Vaccine business; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. Department of Justice into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints; earnings per share; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021 and 2022 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports, our ability to manage supply impact, and anticipated study delays in our Safety Assessment business attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 22, 2023, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	April 1, 2023	March 26, 2022

Service revenue	$857,366	$720,485
Product revenue	172,007	193,444
Total revenue	1,029,373	913,929
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	565,477	486,864
Cost of products sold (excluding amortization of intangible assets)	86,242	90,247
Selling, general and administrative	174,846	150,033
Amortization of intangible assets	34,916	38,007
Operating income	167,892	148,778
Other income (expense):
Interest income	806	127
Interest expense	(34,380)	(9,434)
Other expense, net	(3,277)	(28,625)
Income before income taxes	131,041	110,846
Provision for income taxes	27,087	15,620
Net income	103,954	95,226
Less: Net income attributable to noncontrolling interests	823	2,204
Net income attributable to common shareholders	$103,131	$93,022

Earnings per common share
Net income attributable to common shareholders:
Basic	$2.02	$1.84
Diluted	$2.01	$1.81

Weighted-average number of common shares outstanding;
Basic	51,097	50,640
Diluted	51,428	51,325

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	April 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$201,587	$233,912
Trade receivables and contract assets, net of allowances for credit losses of $16,694 and $11,278, respectively	788,309	752,390
Inventories	262,584	255,809
Prepaid assets	104,162	89,341
Other current assets	91,713	107,580
Total current assets	1,448,355	1,439,032
Property, plant and equipment, net	1,494,080	1,465,655
Venture capital and strategic equity investments	293,787	311,602
Operating lease right-of-use assets, net	408,464	391,762
Goodwill	2,901,627	2,849,903
Intangible assets, net	958,119	955,275
Deferred tax assets	41,017	41,262
Other assets	153,990	148,279
Total assets	$7,699,439	$7,602,770

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	120,004	205,915
Accrued compensation	176,053	197,078
Deferred revenue	262,226	264,259
Accrued liabilities	221,370	219,758
Other current liabilities	201,739	204,575
Total current liabilities	981,392	1,091,585
Long-term debt, net and finance leases	2,743,774	2,707,531
Operating lease right-of-use liabilities	418,202	389,745
Deferred tax liabilities	212,278	215,582
Other long-term liabilities	186,975	174,822
Total liabilities	4,542,621	4,579,265
Redeemable noncontrolling interest	42,935	42,427
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,260 shares issued and 51,182 shares outstanding as of April 1, 2023, and 50,944 shares issued and outstanding as of December 31, 2022	512	509
Additional paid-in capital	1,830,189	1,804,940
Retained earnings	1,536,032	1,432,901
Treasury stock, at cost, 78 and zero shares, as of April 1, 2023 and December 31, 2022, respectively	(19,012)	—
Accumulated other comprehensive loss	(239,124)	(262,057)
Total equity attributable to common shareholders	3,108,597	2,976,293
Noncontrolling interests (nonredeemable)	5,286	4,785
Total equity	3,113,883	2,981,078
Total liabilities, redeemable noncontrolling interests and equity	$7,699,439	$7,602,770

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	April 1, 2023	March 26, 2022
Cash flows relating to operating activities
Net income	$103,954	$95,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,069	75,299
Stock-based compensation	13,460	14,619
Deferred income taxes	(11,584)	(7,563)
Loss on venture capital and strategic equity investments, net	3,282	13,903
Gain on divestitures, net	(441)	—
Changes in fair value of contingent consideration arrangements	—	(3,450)
Other, net	15,587	6,239
Changes in assets and liabilities:
Trade receivables and contract assets, net	(33,831)	(57,942)
Inventories	(8,587)	(23,164)
Accounts payable	(41,313)	40,932
Accrued compensation	(21,469)	(79,795)
Deferred revenue	(481)	12,078
Customer contract deposits	1,509	4,750
Other assets and liabilities, net	12,228	11,498
Net cash provided by operating activities	109,383	102,630
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(50,166)	—
Capital expenditures	(106,875)	(80,464)
Purchases of investments and contributions to venture capital investments	(12,570)	(13,296)
Proceeds from sale of investments	1,953	205
Other, net	(960)	(4,450)
Net cash used in investing activities	(168,618)	(98,005)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	192,500	962,005
Proceeds from exercises of stock options	11,792	12,199
Payments on long-term debt, revolving credit facility, and finance lease obligations	(157,328)	(948,267)
Purchase of treasury stock	(19,012)	(33,994)
Payments of contingent consideration	(2,711)	(3,356)
Other, net	—	(1,870)
Net cash provided by (used in) financing activities	25,241	(13,283)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,671	5,740
Net change in cash, cash equivalents, and restricted cash	(32,323)	(2,918)
Cash, cash equivalents, and restricted cash, beginning of period	241,214	246,314
Cash, cash equivalents, and restricted cash, end of period	$208,891	$243,396

Supplemental cash flow information:
Cash and cash equivalents	$201,587	$241,869
Restricted cash included in Other current assets	6,162	413
Restricted cash included in Other assets	1,142	1,114
Cash, cash equivalents, and restricted cash, end of period	$208,891	$243,396

Non-cash investing activities:
Purchases of Property, plant and equipment included in Accounts payable and Accrued liabilities	$43,116	$58,993

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	April 1, 2023	March 26, 2022
Research Models and Services
Revenue	$199,766	$176,542
Operating income	40,409	47,882
Operating income as a % of revenue	20.2%	27.1%
Add back:
Amortization related to acquisitions	5,494	3,838
Severance	—	674
Acquisition related adjustments (2)	830	383
Total non-GAAP adjustments to operating income	$6,324	$4,895
Operating income, excluding non-GAAP adjustments	$46,733	$52,777
Non-GAAP operating income as a % of revenue	23.4%	29.9%

Depreciation and amortization	$13,489	$9,469
Capital expenditures	$19,084	$8,646

Discovery and Safety Assessment
Revenue	$662,353	$544,259
Operating income	171,431	104,986
Operating income as a % of revenue	25.9%	19.3%
Add back:
Amortization related to acquisitions	17,487	22,365
Severance	—	74
Acquisition related adjustments (2)	244	(2,923)
Site consolidation costs, impairments and other items (3)	2,805	69
Total non-GAAP adjustments to operating income	$20,536	$19,585
Operating income, excluding non-GAAP adjustments	$191,967	$124,571
Non-GAAP operating income as a % of revenue	29.0%	22.9%

Depreciation and amortization	$42,450	$46,789
Capital expenditures	$65,184	$48,930

Manufacturing Solutions
Revenue	$167,254	$193,128
Operating income	2,106	46,368
Operating income as a % of revenue	1.3%	24.0%
Add back:
Amortization related to acquisitions	12,021	11,898
Severance	916	107
Acquisition related adjustments (2)	829	4,142
Site consolidation costs, impairments and other items (3)	7,062	1,421
Total non-GAAP adjustments to operating income	$20,828	$17,568
Operating income, excluding non-GAAP adjustments	$22,934	$63,936
Non-GAAP operating income as a % of revenue	13.7%	33.1%

Depreciation and amortization	$20,084	$18,482
Capital expenditures	$21,738	$22,828

Unallocated Corporate Overhead	$(46,054)	$(50,458)
Add back:
Severance	—	1,087
Acquisition related adjustments (2)	2,112	4,116
Other items (3)	91	—
Total non-GAAP adjustments to operating expense	$2,203	$5,203
Unallocated corporate overhead, excluding non-GAAP adjustments	$(43,851)	$(45,255)

Total
Revenue	$1,029,373	$913,929
Operating income	167,892	148,778
Operating income as a % of revenue	16.3%	16.3%
Add back:
Amortization related to acquisitions	35,002	38,101
Severance	916	1,942
Acquisition related adjustments (2)	4,015	5,718
Site consolidation costs, impairments and other items (3)	9,958	1,490
Total non-GAAP adjustments to operating income	$49,891	$47,251
Operating income, excluding non-GAAP adjustments	$217,783	$196,029
Non-GAAP operating income as a % of revenue	21.2%	21.4%

Depreciation and amortization	$77,069	$75,299
Capital expenditures	$106,875	$80,464
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration arrangements, and an adjustment related to certain indirect tax liabilities.
(3)	Other items include certain third-party legal costs related to (a) an environmental litigation related to the Microbial business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	April 1, 2023	March 26, 2022

Net income attributable to common shareholders	$103,131	$93,022
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	49,891	47,251
Venture capital and strategic equity investment losses, net	3,282	13,903
Gain on divestitures (2)	(441)	—
Other (3)	(101)	357
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (4)	1,124	1,122
Tax effect of the remaining non-GAAP adjustments	(13,899)	(14,520)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$142,987	$141,135

Weighted average shares outstanding - Basic	51,097	50,640
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	331	685
Weighted average shares outstanding - Diluted	51,428	51,325

Earnings per share attributable to common shareholders:
Basic	$2.02	$1.84
Diluted	$2.01	$1.81

Basic, excluding non-GAAP adjustments	$2.80	$2.79
Diluted, excluding non-GAAP adjustments	$2.78	$2.75
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Adjustments included in 2023 relate to the gain on sale of our Avian business, which was divested in 2022.
(3)	Amount included in 2023 relates to a final adjustment on the termination of a Canadian pension plan. Amount included in 2022 relates to the sale of RMS Japan operations in October 2021.
(4)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended April 1, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	12.6%	13.2%	21.7%	(13.4)%
Decrease due to foreign exchange	2.1%	2.5%	2.1%	1.9%
Contribution from acquisitions (2)	(1.8)%	(8.9)%	(0.2)%	— %
Impact of divestitures (3)	2.5%	— %	— %	9.7%
Non-GAAP revenue growth, organic (4)	15.4%	6.8%	23.6%	(1.8)%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold our Avian business on December 20, 2022. These adjustments represent the revenue from these businesses for all applicable periods in 2023 and 2022.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Chief Communications Officer
781.222.6168
amy.cianciaruso@crl.com